                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          BIOSHIELD TECHNOLOGIES, INC.


                                       I.

          The name of the Corporation is BioShield Technologies, Inc.


                                      II.

     (a) The Corporation shall have authority to be exercised by the Board of Directors to issue not more than 50,000,000 shares of common voting stock ("Common Stock") and 10,000,000 shares of preferred stock ("Preferred Stock").

     (b) Subject to any preferences of any Preferred Stock then outstanding, the shares of Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

     (c) Subject to the provisions of these Articles of Incorporation and to the provisions of the Georgia Business Corporation Code (the "Corporation Code"), the Board of Directors may determine (i) the number, designation, preferences, limitations and relative rights of any class of shares of Preferred Stock and
(ii) the number, preferences, limitations and relative rights of one or more series of Preferred Stock within a class, prior to the issuance of any shares of such class or series. Any of the voting powers, preferences, rights, qualifications, limitations or restrictions of a class or series of Preferred Stock, or the holders thereof, may be made dependent upon facts ascertainable outside these Articles of Incorporation.


                                      III.

     (a) In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this paragraph shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

     (b) The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and shareholders:

     (i) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors;

     (ii) The Board of Directors shall consist of not less than three nor more than twenty-one directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The first member of Class I shall be Michel M. Azran, the first member of Class II shall be Carl T. Garner, and the first member of Class III shall be Timothy C. Moses and Jacques Elfersy. The first directors serving as members of Class I shall hold office until the annual meeting of shareholders to be held in 1998, the first director serving as members of Class II shall hold office until the annual meeting of shareholders to be held in 1999, and the first directors serving as members of Class III shall hold office until the annual meeting of shareholders to be held in 2000. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall serve until the expiration of their terms and until their successors have been elected and qualify, subject to the director's prior death, resignation, disqualification or removal from office. If the number of directors is changed in accordance with the terms of these Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director of any class elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. A director of any class elected by the shareholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless the Corporation's Bylaws so require.

     (c) The shareholders shall not have the right to remove any one or all of the directors except for cause and by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") that are not beneficially owned (as defined in (h)(x) below) by any Interested Shareholder (as defined in (h)(iii) below). Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock that may be authorized in the future and issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of that class or series ("Preferred Stock Designation") as determined by the shareholders or by the Board of Directors, and such directors so elected shall serve annual terms and shall not be divided into classes except as expressly provided by the Preferred Stock Designation for that class or series.

     (d) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Corporation Code, these Articles of Incorporation and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     (e) No action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation or by unanimous written consent and the right of shareholders to act by less than unanimous written consent in lieu of a meeting is specifically denied. Unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or (iv) the Secretary of the Corporation at the request in writing of the holders of at least 66 and 2/3% of the outstanding shares of Voting Stock that are not beneficially owned by any Interested Shareholder.

     (f) The Board of Directors shall have concurrent power with the shareholders as set forth in these Articles of Incorporation to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. The Board of Directors may amend the Bylaws of the Corporation upon the affirmative vote of the number of directors required, under the terms of the Bylaws, to take action of the Board of Directors; provided, however, that any amendment, addition or repeal of any provision of the Bylaws regarding indemnification of the directors, officers, employees or agents of the Corporation shall require the affirmative vote of a majority of the Disinterested Directors. Shareholders may not amend the Bylaws of the Corporation except upon the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of Voting Stock that are not beneficially owned by any Interested Shareholder, except that the affirmative vote of the holders of only a majority of the outstanding Voting Stock shall be required to approve any amendment to the Bylaws approved by the Board of Directors if at least two-thirds (2/3) of the directors then in office are Disinterested Directors.

     (g)  For purposes of this Article III:

          (i) The term "person" shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on July 15, 1997 for purposes of Regulation 13D-G under the 1934 Act).

          (ii) The term "Interested Shareholder" shall mean:

          (A) any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which, together with its "Affiliates" and "Associates" (as such terms were defined on July 15, 1997 in Rule 12b-2 promulgated under the 1934 Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

          (B) any Affiliate, Associate, representative or person acting in concert with any person described in the foregoing subparagraph (iii)(A) of this Section (h);

          (C) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock; and

          (D) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a "public offering," within the meaning of the Securities Act of 1933, as amended. Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this Paragraph (iii) of Section (h) shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise; provided, however, that the term "Interested Shareholder" shall not include any person who has beneficially owned, together with its Affiliates and Associates and any persons acting in concert with them, at least fifteen percent (15%) or more of the outstanding shares of the Voting Stock at all times since July 15, 1997.

          (iii) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this Section 6.2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (iv) The term "Disinterested Director" shall mean any person who:

          (A) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation's Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

          (B) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (1) elected as a director or (11) recommended (and continued to be recommended at all times before such person's initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds (2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

          (v) The term "beneficial owner" shall have the meaning set forth as of July 15, 1997 in Rule 13d-3 promulgated under the 1934 Act and a person shall "beneficially own" securities of which it is the beneficial owner;

     (h) In the event any paragraph (or portions thereof) of this Article III shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article III shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited, or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each remaining provision (or portion thereof) of this Article III remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Interested Shareholders, notwithstanding any such finding.

     (i) A majority of the Board of Directors, if at least two-thirds (2/3) are Disinterested Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article III, including, without limitation,
(i) whether a person is an Interested Shareholder; (ii) the number of shares of Voting Stock beneficially owned by any person, and (iii) whether a person is affiliated, associated, a representative of or otherwise acting in concert with, another person.

     (j) Nothing contained in this Article III shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.


                                      IV.

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of the types set forth in Section 14-2-832 of the Corporation Code; or (iv) for any transaction from which the director has derived an improper personal benefit. The provisions of this Article shall not apply with respect to acts or omissions occurring prior to the effective date of this Article.

     (b) Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

     (c) If the Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Corporation Code.

     (d) In the event that any of the provisions of this Article (including any provisions within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


                                       V.

     The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation. Amendments, alterations or repeals of any provision of these Articles of Incorporation other than Article III or this Article V shall be effected only by the affirmative vote of the holders of a majority of the shares entitled to vote thereon and of a majority of the shares of each class entitled to vote as a class thereon, as prescribed in the Corporation Code. Notwithstanding any other provisions of these Articles of Incorporation or the Corporation's Bylaws or any provision of law that otherwise might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, by these Articles of Incorporation or by any Preferred Stock Designation, the provisions set forth in Article III or this Article V may not be amended, altered or repealed in any respect, and no provision may be added to these Articles of Incorporation limiting the effect of Article III or this
Article V, unless such action is approved by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding Voting Stock, excluding from the number of shares deemed to be outstanding and from such vote on such amendment, alteration or repeal all shares owned beneficially by any Interested Shareholder; provided, however, that such special voting requirements shall not apply to, and such special votes shall not be required for, any amendment, alteration or repeal recommended by the Board of Directors if two-thirds (2/3) of the directors then in office are Disinterested Directors.

     IN WITNESS WHEREOF, the undersigned execute these Amended and Restated Articles of Incorporation.


                                            President
Attest:


Secretary

     [SEAL]